UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2005

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Ventas, Inc. (the “Company”) has entered into an Employment Agreement, dated as of November 10, 2005 (the “Employment Agreement”), with Robert J. Brehl to have Mr. Brehl serve as the Chief Accounting Officer and Controller of the Company, commencing January 3, 2006. The following summary describes certain material provisions of the Employment Agreement.

The Employment Agreement provides Mr. Brehl with a base salary of $190,000 per year, subject to increase from time to time, and the ability to be eligible for bonuses and to participate in the Company’s incentive and other employee benefit plans. The Employment Agreement also provides for a one-time equity grant to Mr. Brehl, on the commencement date, of 2,000 shares of restricted stock and 5,000 options to purchase shares of the Company’s common stock, such shares and options to vest ratably over three years.

The Company may terminate Mr. Brehl’s employment at any time for any reason whatsoever or for no reason and with or without cause. However, if Mr. Brehl’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement), he is entitled to receive a lump sum payment equal to one-half of his annual base salary as then in effect. In addition, if, within 180 days following a Change of Control (as defined in the Employment Agreement), Mr. Brehl’s employment is terminated by the Company other than for Cause, or Mr. Brehl terminates his employment for Good Reason (as defined in the Employment Agreement), he would receive a lump sum payment equal to one-half of his annual base salary as in effect on the date of the Change of Control.

During the term of his employment with the Company and for six months thereafter, Mr. Brehl is subject to certain noncompetition, nonsolicitation and noninterference provisions.

The foregoing description is qualified by reference in its entirety to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2005, the Company announced the appointment of Robert J. Brehl as its new Chief Accounting Officer and Controller, effective January 2006.

A copy of the press release issued by the Company on November 14, 2005 is filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” and Exhibit 10.1 to this Current Report on Form 8-K are also incorporated in this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits:

Exhibit Number	Description
10.1	Employment Agreement dated as of November 10, 2005 between the Company and Robert J. Brehl.

99.1	Press release issued by the Company on November 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: November 15, 2005	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated as of November 10, 2005 between the Company and Robert J. Brehl.

99.1	Press release issued by the Company on November 14, 2005.